UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 6, 2015
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to authority granted by the stockholders of BioRestorative Therapies, Inc. (the “Company”), the Board of Directors of the Company approved a 1-for-20 reverse split of the Company’s issued and outstanding common stock effective as of the opening of business on July 7, 2015 (the “Reverse Split”).  In addition, pursuant to authority granted by the stockholders of the Company, the Board of Directors concurrently approved a reduction in the number of shares of common stock authorized to be issued by the Company from 200,000,000 to 30,000,000 (the “Authorized Shares Reduction”).

The Company has filed a Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split and the Authorized Shares Reduction.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On July 6, 2015, the Company issued a press release (the “Press Release”) announcing the Reverse Split and the Authorized Shares Reduction.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

3.1           Certificate of Amendment

99.1	Press Release, dated July 6, 2015, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: July 7, 2015	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer